UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                         September 25, 2006

(DATE OF EARLIEST EVENT REPORTED)      September 19, 2006

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky 42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The description in Item 5.03 below of the amendment and restatement by the registrant of its First Amended and Restated Agreement of Limited Partnership (the “First Amended LP Agreement”) is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2006 the registrant amended and restated (the “Amendment”) the First Amended LP Agreement (as so amended and restated, the “Second Amended LP Agreement”) to conform certain definitions contained therein to the description of such agreement in the registrant’s Registration Statement (SEC File No. 333-127578) related to its initial public offering of common units in November 2005 and, accordingly, to effect the intent expressed in such Registration Statement. The revisions reflected in the Second Amended LP Agreement are contained in modifications to the definitions of Operating Surplus and Operating Expenditures and the addition of a new definition of Expansion Capital Expenditures. In general, the effect of the Amendment is to provide that Operating Surplus available for distribution will not be reduced by the financing costs (both interest on debt and equity distributions) incurred in connection with the construction of expansions or improvements of the registrant's facilities until such time as such expansions or improvements are put in service or such projects are abandoned by the registrant. The Amended LP Agreement is filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

3.1	Second Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP dated as of September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By: BOARDWALK GP, LP,
its general partner

By: BOARDWALK GP, LLC,
its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
                       Chief Financial Officer

Dated: September 25, 2006